Exhibit 23.2


                   [Letterhead of Kingery Crouse & Hohl P.A.]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Form S-8 of InnerSpace Corporation of our report dated March 27, 2001, with respect to the financial statements of InnerSpace Corporation, as of and for the period March 10, 2000 (date of incorporation) to February 28, 2001 filed with the Securities and Exchange Commission.



/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
January 8, 2002




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